UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 7, 2006
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI		48098

(Address of Principal Executive Offices)		(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 8.01 OTHER EVENTS
Delphi Corporation (“Delphi”) has determined it will require more time to complete its financial statements and file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (“Form 10-Q”). In connection with the audit of Delphi’s 2006 consolidated financial statements and performing related interim procedures for the third quarter, our independent auditors identified and informed Delphi of a potential issue with the designation of hedges related to foreign currency. Specifically, Delphi became aware that the hedge designation for foreign currency forward contracts it had entered into to hedge exposure to foreign currency fluctuations may not have satisfied the technical accounting rules under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“FAS 133”) to qualify for exemption from the more strict effectiveness testing requirements. Delphi together with its current and former independent public accounting firms is reviewing the accounting treatment accorded to these contacts.
The requirement under FAS 133 is to recognize the foreign currency forward contract as either an asset or liability in the statement of financial position and measure that instrument at fair value (mark to market) at the end of each period. Changes in fair value are recognized in earnings in the period of the change, except in the case of a hedge (as defined in FAS 133), for which the effective portion of the hedge’s gain or loss is instead reported as a component of other comprehensive income or loss and subsequently reclassified into earnings once the underlying transaction ultimately settles. The documentation standards to designate a derivative contract as a qualifying hedge must be met at the time the contract is entered into. Delphi had historically designated its foreign currency forward contracts as hedges and recorded changes in value during each period prior to settlement as other comprehensive income or loss. Delphi is reviewing its designation documentation to determine if it has complied with the requirements of FAS 133 applicable to hedge accounting. These types of foreign currency forward contracts are routinely entered into as part of Delphi’s currency exchange rate risk management strategy. Delphi believes that these foreign currency forward contracts were effective economic hedges for its exposure to foreign currency fluctuations. The potential change to the accounting for these contracts does not affect cash flows. However, it may change the timing of recognizing the previously deferred gains or losses on the foreign currency forward contracts in earnings for the periods impacted.
The terms of Delphi’s debtor-in-possession (“DIP”) financing require that Delphi furnish its lenders copies of its periodic filings when such filings are due to be filed with the U.S. Securities and Exchange Commission. Delphi expects that an amendment will shortly be circulated to lenders under its debtor-in-possession facility to provide additional time to complete the periodic filings.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: November 8, 2006

	By:	/s/ THOMAS S. TIMKO
Thomas S. Timko, Chief Accounting Officer and Controller